EXHIBIT 17

                                   RESIGNATION


I hereby resign as a director and officer of Ckrush, Inc., a Delaware corporation, effective immediately.


                                            /s/ James DiLorenzo
                                            -------------------
                                            James DiLorenzo

Dated:  February 17, 2006